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                                                                    Exhibit 99.1


                                EFiled: Oct 18 2006 6:03PM
                                Transaction ID 12669693 (STATE OF DELAWARE SEAL)


               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY




ESOPUS CREEK VALUE LP,                  )
                                        )
                        Plaintiff,      )
                                        )
                                        )
      V.                                )              C.A.No.__________-N
                                        )
METROMEDIA INTERNATIONAL GROUP,         )
INC., a Delaware corporation,           )
                                        )
                        Defendant       )

                                    COMPLAINT

                                  INTRODUCTION


       1. Plaintiff Esopus Creek Value LP ("Esopus"), a stockholder of defendant Metromedia International Group, Inc. ("Metromedia" or the "Company"), brings this action for specific enforcement of the Stipulation and Order of this Court dated September 26, 2006 (the "Order") ordering that an annual meeting of stockholders of Metromedia (the "Annual Meeting") shall occur on December 15, 2006 (the "Meeting Date"). Two days after the Court entered the Order, Metromedia entered into a letter of intent ("LOI") contemplating a sale of stock of a Metromedia subsidiary holding substantially all of Metromedia assets and the immediate filing of chapter 11 plan in bankruptcy in order to wind-up the company and distribute its assets (the "Bankruptcy Sale"), which would have the effect of avoiding the stockholder vote required by 8 Del. C Section 271. In its October 2, 2006 announcement of the Bankruptcy Sale strategy, Metromedia indicated that the execution of the asset sale agreement and the filing of the bankruptcy petition may occur in early December 2006 (i.e. before the Meeting
Date). Thus, in addition to avoid a Section 271 vote, Metromedia also is apparently attempting to avert the Court ordered annual meeting by filing a pre-packaged bankruptcy providing for the liquidation of Metromedia. The LOI (i) requires the parties to negotiate the sale agreement for 45 days, which implies that a sale
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agreement could be executed by or before mid-November 2006, and (ii) provides for the approval of the sale agreement by Metromedia's board of directors, the bankruptcy court and various third parties and governmental authorities, but leaves out any mention of approval by Metromedia's shareholders. Read together, it is clear Metromedia has a scheme to execute a definitive sale agreement before the Meeting Date, to disenfranchise its shareholders by preventing a
Section 271 shareholder vote on that agreement, and to render the Annual Meeting and this Court's Order moot and meaningless.

                                     PARTIES

       2. Esopus is a limited partnership organized and existing under the laws of the State of Delaware, and maintains its principal place of business at 500 Fifth Avenue, Suite 2620, New York, New York 10110. Esopus is the beneficial owner of 2,530,000 shares, or approximately 2.7% of the issued and outstanding common stock of Metromedia.

       3. Metromedia is a corporation organized and existing under the laws of the State of Delaware, and maintains its principal place of business at 8000 Tower Point Drive, Charlotte, North Carolina 28227. The registered agent of Metromedia in Delaware is The Prentice-Hall Corporation System, Inc., 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. Defendant's business primarily consists of the ownership of interests in communications and media enterprises that operate in the Republic of Georgia and other European countries. Metromedia's preferred and common stock are publicly traded over-the-counter on the "pink sheets."

                             THE SECTION 211 ACTION

       4. Metromedia has not held an annual meeting of stockholders since November 3, 2003. In addition, Metromedia has failed to file any required annual and quarterly reports, including financial statements, with the U.S. Securities and Exchange Commission ("SEC") for


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the last two years. On August 18, 2006, Esopus filed a complaint under 8 Del. C.
Section 211 to compel an annual meeting of stockholders of Metromedia for the purpose of electing directors. In its complaint, Esopus sought an order pursuant to 8 Del C. Section 211(c), summarily compelling Metromedia to hold the required shareholders' meeting on a date certain, to be fixed by the Court, in accordance with Delaware law.

       5. On September 26, 2006, the parties executed and filed the Order (attached hereto as Exhibit A) which was entered by the Court on that date. In paragraph 1 of the Order Metromedia agreed and the Court ordered that:

      Metromedia shall hold its annual stockholders' meeting on December 15, 2006, in New York City, NY, with a record date of November 1, 2006.

       6. The Order further provides that all directorships shall be subject to election at the Annual Meeting and that all shares present at the meeting either in person or by proxy shall constitute a quorum. In the Order Metromedia stipulated and the Court ordered that neither the Meeting Date nor the record date can be changed without the prior consent of either Esopus or the Court.

       7. Esopus has nominated five candidates for the nine Metromedia directorships, two of which are elected by holders of Metromedia preferred stock. Thus, control of the board of directors is at stake at the Annual Meeting.

        METROMEDIA'S UNDISCLOSED PLANS TO AVOID THE ANNUAL MEETING AND TO
                     DISENFRANCHISE THE COMMON STOCKHOLDERS

       8. On October 2, 2006, less than a week after entry of the Order, Metromedia issued a press release announcing it had received an offer from an "Offering Group" of Middle Eastern and Central European investors to acquire the stock of the Company's subsidiary which holds substantially all of the Company's assets (the "October 2 Press Release"). A true and correct copy of the October 2 Press Release is attached hereto as Exhibit B. The October 2 Press


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Release, which was part of a filing that same date on Form 8-K with the SEC, stated that the Company and the Offering Group had executed a sixty-day exclusivity agreement, which set forth the intended terms of a binding sale and purchase agreement to be executed within such exclusivity period and upon completion of the Offering Group's due diligence.

       9. The October 2 Press Release described the Bankruptcy Sale scheme as follows:

       If a binding sale and purchase agreement were to be executed with the Offering Group, the Company intends to undertake the sale through a court supervised auction conducted in accordance with section 363 of 11 U.S.C. Sections 101 et seq (the [Bankruptcy] "Code") in a case to be filed in the United States District Court for the District of Delaware (the "Wind-Up"). Given the purchase price proposed by the Offering Group, the terms of certain agreements concluded with preferred stockholders as described later herein, and present management estimates of certain costs and liability settlements, holders of the Company's common stock would likely receive approximately $1.60 per share and holders of preferred stock approximately $71.00 per share in the Wind-Up,

       The Company and the Offering Group presently expect that a binding sale and purchase agreement could be executed in early December 2006, At the time of its filing, the Company also intends to immediately file a chapter 11 plan. Upon the approval of the plan, all of the preferred and common equity interests in the Company will be converted into the right to receive the cash remaining after payment of all allowed claims and the costs and expenses associated with the sale and the Wind-Up ....
       (emphasis and bracketed language added).

       10. As part of its 8-K filing, Metromedia included, among other things, the LOI, signed just two days after entry of the Order, which includes the exclusivity agreement. A copy of the LOI is attached hereto as Exhibit C. The detailed nature of the LOI shows that it was plainly under consideration and being negotiated well before Metromedia executed the Order and committed to hold the Annual Meeting on December 15, 2006. Metromedia never disclosed to Esopus or the Court that, at the time it agreed to hold the Annual Meeting on December 15, 2006, it was negotiating the LOI or the Bankruptcy Sale scheme.

       11. The LOI provides: "During the first 45 days following the execution by [Metromedia] of this letter, the [Offering] Group and [Metromedia] will negotiate in good faith a


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stock purchase agreement ... to be executed by Buyer and [Metromedia] in respect of the Acquisition." Thus, the LOI plainly contemplates execution of the purchase agreement and the filing of a Chapter 11 petition prior to the Meeting Date, perhaps well in advance of that date.

       12. The LOI states:

       The Stock Purchase Agreement will also provide for the payment by [Metromedia] of a "break-up fee" of US $12 million (2.5% of the purchase price described under Section 1 of this letter) to the Buyer in the event that the Acquisition is not consummated for any reason other than a breach by the Buyer of the Stock Purchase Agreement.

       13. Metromedia's 8-K also disclosed for the first time that the Company had entered into bonus agreements providing for the payment of $100,000 to each of its six non-management directors conditioned upon consummation of the Bankruptcy Sale. Metromedia also disclosed it had entered into separate bonus agreements for senior management conditioned upon consummation of the Bankruptcy Sale scheme. The bonus agreements to senior management include a payment of 3.2% of the gross proceeds of the sale (or $15,360,000) to President, Chairman and Chief Executive Officer Mark Hauf, and $1 million to Chief Financial Officer Harold Pyle.

       14. Metromedia's 8-K also disclosed for the first time that the Company had entered into a lock-up agreement with holders of approximately 80% of the Company's outstanding preferred stock, ensuring their support for the Bankruptcy Sale scheme (the "Preferred Lock-Up").

       15. The agreements Metromedia has entered into and plans to enter into contemplate that Metromedia will file for bankruptcy and liquidate the company, rather than hold an annual meeting and permit the common stockholders to elect directors. Metromedia's stated intention to enter into an asset sale agreement and to immediately file for bankruptcy prior to the Meeting


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Date constitutes a violation of this Court's order that Metromedia "shall hold its annual stockholders' meeting on December 15, 2006," and shall not change the meeting date without the prior consent of Esopus or the Court.

       16. Plaintiff has no adequate remedy at law.

       WHEREFORE, plaintiff seeks entry of an Order:

      A. Enjoining Metromedia, its officers, directors, agents and anyone acting on its behalf from entering into any agreement contemplating the sale of all or substantially all assets prior to the time that all directors elected at the December 15, 2006 Annual Meeting of stockholders Metromedia are qualified and seated;

       B. Enjoining Metromedia, its officers, directors, agents and anyone acting on its behalf from filing any petition for bankruptcy prior to the time that all directors elected at the December 15, 2006 Annual Meeting of stockholders Metromedia are qualified and seated;

       C. Compelling Metromedia to hold the Annual Meeting of stockholders of Metromedia on December 15, 2006;

       D. Awarding attorneys' fees, expenses and costs to plaintiff and plaintiffs counsel.

       E. Granting such other and further relief as the Court deems just and proper.



                               PRICKETT, JONES & ELLIOTT, P.A.


                               By:  /s/ Elizabeth M. McGeever
                                    --------------------------------------
                                    Elizabeth M. McGeever (DE Bar No. 2057)
                                    Paul A. Fioravanti, Jr. (DE Bar No. 3808)
                                    1310 King Street
                                    Wilmington, Delaware 19801
                                    (302) 888-6500
                                    Attorneys for Plaintiff


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OF COUNSEL:

KLEINBERG, KAPLAN, WOLFF & COHEN, P.C.
Marc R. Rosen
551 Fifth Avenue
New York, New York 10176
(212)986-6000

Dated; October 18, 2006


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